SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 5, 2002


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)

















ITEM 5. - OTHER EVENTS

     On August 5, 2002, Sonex Research, Inc. (the "Company") posted the following notice to shareholders on its website (www.sonexresearch.com):



		SONEX RECEIVES $200,000 DEFENSE SUBCONTRACT FROM SAIC


ANNAPOLIS, MARYLAND, August 5, 2002 - SONEX RESEARCH, INC. (OTC BB: SONX) announced that it will receive initial funding of $200,000 under a subcontract from Science Applications International Corporation (SAIC) of San Diego, to begin the conversion of a commercially available gasoline engine to start and operate on standard military fuels (also referred to as "heavy fuels") for use in an unmanned aerial vehicle (UAV) weapon system.

SAIC, a leader in the development of advanced gun weapon systems including launchers and smart projectiles, is the Department of Defense (DoD) prime contractor for LEWK (Loitering Electronic Warfare Killer), a joint program endorsed and funded by the Air Force, Navy, Army, and Marine Corps. The objective of the LEWK program, an Advanced Concept Technology Demonstration
(ACTD), is to develop and demonstrate the military utility of a low cost- flying "truck", or loitering UAV, system with a 200-pound payload, capable of providing several hours of continuous EW jamming and loitering "on-demand" warhead delivery. LEWK transforms from a highly compact munition-like form factor, launched by aircraft and helicopters, into a large wing, long endurance UAV by using unique inflatable airfoil technology.

The DOD now requires engines used in UAVs and other military applications for which gasoline storage and use are undesirable, to operate on less volatile, kerosene-based heavy fuels to reduce the hazard associated with gasoline. SAIC has asked Sonex to design and develop a heavy fuel engine (HFE) conversion process for LEWK based on the patented Sonex Combustion System (SCS) engine technology. Following the selection of a commercially available 70hp to 80hp lightweight, spark-ignited, two-stroke, gasoline engine, Sonex will begin development of an SCS modified combustion chamber design and proprietary starting system to permit the converted engine to start and operate on heavy fuel for use in the LEWK.

Sonex CEO and co-founder, Dr. Andrew A. Pouring, said that the amount of funding approved at this time permits a multi-phase HFE program for LEWK to begin immediately. SAIC and Sonex expect, although there is no assurance, that the remaining funds needed to complete the design and testing process to achieve an HFE prototype will be approved by the DoD sponsor later this year. Upon successful demonstration of the SCS prototype HFE, SAIC anticipates a follow-on award to Sonex to integrate the HFE with other propulsion system components and with the LEWK airframe.

Sonex has worked previously with SAIC on a smaller HFE, having successfully designed a heavy fuel conversion process for a 100cc engine for use in a UAV being developed as a shipboard weapon system as part of a DoD program which preceded LEWK.


Contact: Sonex Research, Inc.: George Ponticas, 410-266-5556, email: sonex@erols.com, www.sonexresearch.com; Investor Relations: The Scottsdale Group, Susan Ladue, 781-292-1050, email: info@thescottsdalegroup.com, www.thescottsdalegroup.com.



                       **********************


ABOUT SAIC

SAIC is the nation's largest employee-owned research and engineering company, providing information technology, systems integration and eSolutions to commercial and government customers. SAIC engineers and scientists work to solve complex technical problems in national security, homeland defense, energy, the environment, telecommunications, health care and transportation. With annual revenues of $6.1 billion, SAIC and its subsidiaries, including Telcordia Technologies, have more than 40,000 employees at offices in more than 150 cities worldwide. More information about SAIC can be found on the Internet at www.saic.com.



ABOUT SONEX

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its SCS Stratified Charge Radical Ignition (SCRI) combustion process to the automotive industry in response to forthcoming increases in national vehicle fuel mileage standards. Presently, high mileage, roomy and safe five-passenger automobiles using gasoline, direct injected (GDI) engines are sold only in Japan and Europe due to high emissions. Sonex intends to conclusively demonstrate that SCS-SCRI will enable GDI engined vehicles to achieve 50 mpg (highway) while meeting emissions standards to permit sale in the U.S. as a viable, near-term alternative to longer-term solutions such as improvements in hybrid propulsion systems or years of further R&D required for fuel cell technology to become practical.

Additionally, independent third-party testing has confirmed the potential of the SCS application for DI diesel engines to reduce harmful soot in-cylinder without increasing fuel consumption. Sonex is pursuing joint marketing and commercialization programs for the SCS low soot technology with committed industrial partners.

Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel. Examples include UAVs (unmanned aerial vehicles) and ATVs (all-terrain vehicles) such as those used by U.S. defense forces in Afghanistan, as well as outboard engines, small watercraft used as targets, and generator sets.






CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This announcement, as well as all publicly disseminated material about the Company, contains information in the form of "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"). Such statements are based on current expectations, estimates, projections and assumptions by management with respect to, among other things, trends affecting the Company's financial condition or results of operations and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company cautions shareholders, investors and prospective investors about significant factors which, among other things, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements. Shareholders, investors and prospective investors should read this announcement in conjunction with the Company's most recent Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB, and other filings with the Securities and Exchange Commission available online in the EDGAR database at www.sec.gov.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2002

SONEX RESEARCH, INC.
Registrant

/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer